UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the registrant ☒   Filed by a Party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☒	Soliciting Material Pursuant to § 240.14a-12

First Data Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by First Data Corporation

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: First Data Corporation

Commission File No.: 001-11073

THIS FILING CONSISTS OF SLIDES MADE AVAILABLE ON THE WEBSITE OF FIRST DATA CORPORATION.

First Data Corporation

Proposed KKR Agreement

Offer of $34 per share in cash represents approximately 34% premium over the average closing share price during the 30 trading days prior to the announcement.

“Go-shop” period ends on May 22, 2007.

“We are pleased to reach this agreement with one of the world’s largest and most successful private equity firms. We believe that current market conditions present an exceptional opportunity to fulfill our commitment to maximize the value of First Data by delivering an immediate cash premium to our shareholders.”

– Ric Duques, Chairman and CEO, First Data Corporation

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First Data Corporation

Proposed Transaction Key Facts

1) What happens in the event of a termination of a First Data equity alliance?

As we have stated previously, with respect to our largest alliances, we have the right to retain our proportionate share of merchants and financial profits in the unlikely event of a termination.

2) Will First Data pay its regular dividend until it goes private?

This is a Board of Directors decision, however, we do not anticipate any change in dividend policy between now and closing of the proposed transaction.

3) What regulatory approvals are needed to close the transaction?

The regulatory approvals required for this transaction are discussed in the Agreement and Plan of Merger dated April 1, 2007.

4) When will the proxy be filed?

The proposed transaction proxy will be filed within the next four weeks.

5) Why is First Data tendering for its debt?

This fits with the preferred capital structure of KKR.

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First Data Corporation

Additional Information About the Merger and Where to Find It

In connection with the proposed transaction announced on April 2, 2007 with New Omaha Holdings L.P., an affiliate of Kohlberg, Kravis Roberts and Co. (the “Merger” and the agreement for such transaction the “Merger Agreement”), First Data Corporation (the “Company”) will file a proxy statement with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS ARE URGED TO

READ THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN

IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to the Company’s stockholders. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed by the Company with the SEC free of charge at the SEC’s Web site www.sec.gov or from First Data Corporation, Investor Relations Department at 6200 S. Quebec Street, Suite 340, Greenwood Village, Colorado 80111, (303) 967-6756.

Participants in the Solicitation

First Data Corporation and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the Company and its directors and executive officers, and their ownership of the Company’s securities, is set forth in the proxy statement for the 2007 Annual Meeting of Stockholders of the Company, which was filed with the SEC on April 17, 2007. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.

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Notice to Investors, Prospective Investors and the Investment Community; Cautionary Information Regarding Forward-Looking Statements Statements in this presentation regarding First Data Corporation’s business which are not historical facts, including the earnings estimates, are “forwardlooking statements.” All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Important factors upon which the Company’s forward-looking statements are premised include: (a) continued growth at rates approximating recent levels for card-based payment transactions and other product markets; (b) successful conversions under service contracts with major clients; (c) renewal of material contracts in the Company’s business units consistent with past experience; (d) timely, successful and cost-effective implementation of processing systems to provide new products, improved functionality and increased efficiencies; (e) successful and timely integration of significant businesses and technologies acquired by the Company and realization of anticipated synergies; (f) continuing development and maintenance of appropriate business continuity plans for the Company’s processing systems based on the needs and risks relative to each such system; (g) absence of further consolidation among client financial institutions or other client groups which has a significant impact on FDC client relationships and no material loss of business from significant customers of the Company; (h) achieving planned revenue growth throughout the Company, including in the merchant alliance program which involves several joint ventures not under the sole control of the Company and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost-management initiatives; (i) successfully managing the credit and fraud risks in the Company’s business units and the merchant alliances, particularly in the context of the developing e-commerce markets; (j) anticipation of and response to technological changes, particularly with respect to e-commerce; (k) attracting and retaining qualified key employees; (l) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting FDC’s businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (m) continuation of the existing interest rate environment so as to avoid increases in agent fees related to IPS’ products and increases in interest on the Company’s borrowings; (n) no unanticipated developments relating to previously disclosed lawsuits, investigations or similar matters; (o) no catastrophic events that could impact the Company’s or its major customer’s operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (p) no material breach of security of any of our systems; (q) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection; (r) the occurrence of any effect, event, development or change that could give rise to the termination of the agreement regarding the proposed transaction announced on April 2, 2007 between the Company and New Omaha Holdings L.P., an affiliate of Kohlberg, Kravis Roberts and Co. (the transaction also referred to as the “Merger” and the agreement as the “Merger Agreement); (s) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of entering into the Merger Agreement; (t) the inability to complete the Merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the Merger, including the receipt of certain foreign and domestic regulatory approvals; (u) the failure to obtain the necessary financing arrangements set forth in commitment letters received in connection with the proposed transactions; (v) risks that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention; (w) risks that the proposed transactions cause the Company’s alliance partners, customers or service providers to terminate or reduce their relationship with the Company; (x) the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will need to be obtained for the Merger; and (y) the impact of the substantial indebtedness that will need to be incurred to finance the consummation of the Merger; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of the Company’s filings with the Securities and Exchange Commission (“SEC”).